Exhibit 99.1

FOR IMMEDIATE RELEASE

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

Telephone 443-285-5400

Facsimile 443-285-7650

www.copt.com

NYSE: OFC

NEWS RELEASE

IR Contacts:

Stephanie Krewson-Kelly             Michelle Layne

443-285-5453                                443-285-5452

stephanie.kelly@copt.com            michelle.layne@copt.com

COPT Announces Pricing of Tender Offer for Outstanding 3.700% Senior Notes due 2021

COLUMBIA, MD September 16, 2020 − Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced today that its operating partnership, Corporate Office Properties, L.P. (the “Issuer” or “COPLP’), has priced the previously announced cash tender offer for any and all of the Issuer’s outstanding 3.700% Senior Notes due 2021, CUSIP No. 22003B AJ5, fully and unconditionally guaranteed by COPT (the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated September 10, 2020 (the “Offer to Purchase”), and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). The tender offer is referred to herein as the “Offer.” The Offer to Purchase and the Notice of Guaranteed Delivery are referred to herein collectively as the “Offer Documents.”

Certain information regarding the Notes and the pricing for the Offer is set forth in the table below.

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Reference Yield	Fixed Spread	Tender Offer Consideration (1), (2)
3.700% Senior Notes due 2021	22003B AJ5	$300,000,000	2.625% U.S. Treasury Notes due June 15, 2021	FIT3	0.157%	25 bps	$1,024.45

(1)	Per $1,000 principal amount.

(2)	The Tender Offer Consideration is calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on September 16, 2020.

Holders must validly tender (and not validly withdraw) or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes at or before the Expiration Time (as defined below) in order to be eligible to receive the Tender Offer Consideration (as defined below). In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (as defined in the Offer to Purchase) for the Notes. The Issuer expects the Settlement Date to occur on September 17, 2020. Notes tendered by Notice of Guaranteed Delivery and accepted for purchase will be purchased on the third business day after the Expiration Time, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

The Offer will expire today at 5:00 p.m., New York City time, unless extended or earlier terminated as described in the Offer Documents (such time and date, as it may be extended, the “Expiration Time”). Holders must validly tender their Notes, by following the procedures described in the Offer to Purchase, at or prior to the Expiration Time and not validly withdraw their Notes to be eligible to receive the Tender Offer Consideration and accrued and unpaid interest, if any, as described above and in the Offer Documents.

The Issuer’s obligation to accept for purchase and to pay for Notes validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in the Issuer’s discretion, of certain conditions, which are more fully described in the Offer Documents. The complete terms and conditions of the Offer are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully.

The “Tender Offer Consideration” listed in the table above for each $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Offer was determined in the manner described in the Offer Documents by reference to the fixed spread for the Notes plus the yield based on the bid-side price of the U.S. Treasury Reference Security at 2:00 p.m., New York City time, on September 16, 2020.

The Issuer has retained D.F. King & Co., Inc. (“D.F. King”) as the tender agent and information agent for the Offer. The Issuer has retained Wells Fargo Securities, LLC as the dealer manager for the Offer.

Holders who would like additional copies of the Offer Documents may call or email the information agent, D.F. King, at (800) 290-6426 or ofc@dfking.com. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/ofc. Questions regarding the terms of the Offer should be directed to Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (toll-free) or via the email address liabilitymanagement@wellsfargo.com.

None of the Company, its board of trustees, the Issuer, Wells Fargo Securities, LLC, D.F. King or the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether holders of the Notes should tender their Notes pursuant to the Offer.

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such state or jurisdiction. In any state or jurisdiction in which the securities laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Issuer by Wells Fargo Securities, LLC or one or more registered brokers or dealers that are licensed under the laws of such state or jurisdiction.

About COPT

COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of June 30, 2020, the Company derived 88% of its core portfolio annualized rental revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 15 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 172 office and data center shell properties encompassed 19.6 million square feet and was 94.7% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 90.6% leased.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q.

Source: Corporate Office Properties Trust